UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 16, 2021

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North Carpenter Street
Chicago, Illinois
(Address of Principal Executive Offices)
60607
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MCD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
On February 16, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of McDonald's Corporation (the “Company”) approved the payout structure for the 2021 Target Incentive Plan (“TIP”) awards for executives.
The target 2021 TIP awards for the Company’s executives for whom disclosure was required in the Company’s most recent proxy statement are as shown in the table below.

Name	Position	Target TIP Award as a Percentage of Base Salary
Christopher Kempczinski	President and Chief Executive Officer	180%
Kevin Ozan	Executive Vice President and Chief Financial Officer	120%
Joseph Erlinger	President, McDonald’s USA	110%
Ian Borden	President, International	110%

TIP payouts will be primarily determined by the Company's 2021 performance on two key financial performance metrics: operating income and Systemwide sales (which include sales at all restaurants, whether operated by the Company or by franchisees). Each of these metrics is a critical driver of the Company’s success. Operating income is a key component of the Company’s strategy because it requires the Company to balance increases in revenue with financial discipline to produce strong margins and Systemwide sales is important in our franchise model because income generation is closely correlated to sales growth. Systemwide sales is also a good measure of franchisee health given our large percentage of franchised restaurants.
Each of these metrics are measured on a consolidated or business segment level basis, as applicable to each individual. For Messrs. Kempczinski and Ozan, the payout will be based on consolidated performance. For Mr. Erlinger, the payout will be based on a combination of the performance of McDonald's USA and consolidated performance, and for Mr. Borden, the payout will be based on a combination of the performance of McDonald’s international markets and consolidated performance.
In addition to the above financial metrics, 2021 TIP payouts to the executives listed above will also include metrics that measure the Company’s success in certain aspects of human capital management. In addition to strong financial performance, the Company believes it is important to hold executives accountable for making progress in diversity, equity and inclusion.
Therefore, for 2021 TIP, executives will be measured on four quantitative metrics related to championing the Company’s core values, improving diversity representation for women and underrepresented groups, and creating a strong culture of inclusion among employees.
The 2021 STIP metrics will be operating income growth (42.5%), systemwide sales growth (42.5%) and human capital metrics (15%). The maximum 2021 TIP award that any of the above individuals can earn is 200% of the target award.
For compensation purposes, performance results may be adjusted from those reported in our financial statements in order to focus our executives on the fundamentals of the Company’s underlying business performance. Any adjustments are considered by the Committee pursuant to pre-established guidelines, including materiality. For example, results are expressed in constant currencies to neutralize the impact of foreign currency translation.
In addition, to better align his compensation both internally and relative to comparable roles within our peer group, the Committee approved a base salary for Mr. Borden of CAD $1,045,000, effective March 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	February 18, 2021	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President, Associate General Counsel and Assistant Secretary